BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
SECOND QUARTER ENDED JUNE 30, 2008

Natick, MA (July 21, 2008) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the second quarter ended June 30, 2008, as well as guidance for net sales and earnings per share (EPS) for the third quarter of 2008.

Second quarter highlights:

•	Achieved net sales of $2.024 billion
•	Reported adjusted EPS of $0.20, an increase of 25 percent over prior year
•	Increased Cardiac Rhythm Management (CRM) sales 10 percent
•	Endosurgery sales growth of 12 percent
•	Received FDA approval for COGNISTM CRT-D and TELIGENTM ICD
•	Obtained US and European approval for ALTRUATM family of pacemakers
•	Paid down $300 million of debt
•	Reduced SG&A and R&D expenses by $119 million below prior year

“We were pleased with the quarter, especially with our expense management and working capital initiatives, which resulted in excellent earnings leverage and improved cash flow,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “The performance of our CRM group was particularly impressive, with double-digit growth and a number of important product approvals, including FDA approval for the COGNIS CRT-D and the TELIGEN ICD, two breakthrough technologies.  Our Neuromodulation and Endosurgery groups also posted double-digit increases.  In addition, we have now received FDA approval of our PROMUSTM Everolimus-Eluting Coronary Stent System, making us the only company to offer two distinct drug platforms.”

Net sales for the second quarter of 2008 were $2.024 billion, including sales from divested businesses of $19 million and a reduction of $22 million in revenue as a result of recording an increase in our sales return reserve in anticipation of our new drug-eluting stent platforms, as compared to sales of $2.071 billion for the second quarter of 2007, including sales from divested businesses of $139 million.

Worldwide sales of the Company’s drug-eluting coronary stent systems for the second quarter of 2008 were $382 million, as compared to $437 million for the second quarter of 2007.  U.S. sales of these systems were $175 million, as compared to $249 million.  International sales of these systems were $207 million, as compared to $188 million.  Worldwide sales of coronary stent systems were $440 million for the second quarter of 2008, as compared to $498 million for the second quarter of 2007.  U.S. sales of these systems were $200 million, as compared to $275 million.  International sales of these systems were $240 million, as compared to $223 million.

Worldwide sales of the Company’s CRM products for the second quarter of 2008 were $578 million, which included $420 million of implantable cardioverter defibrillator (ICD) sales, as compared to worldwide CRM sales of $524 million for the second quarter of 2007, which included $377 million of ICD sales.  U.S. CRM product sales were $364 million, which included $276 million of ICD sales, as compared to $332 million, which included $253 million of ICD sales.  International CRM sales were $214 million, which included $144 million of ICD sales, as compared to $192 million, which included $124 million of ICD sales.

Reported net income for the second quarter of 2008 was $98 million, or $0.07 per share.  Reported results included acquisition-, divestiture- and restructuring-related charges and amortization expense (after-tax) of $206 million, or approximately $0.13 per share, which consisted of the following:

•	$16 million of pre-tax charges ($19 million after-tax) related to purchased research and development associated with the Company’s acquisition of CryoCor, Inc.;
•
$96 million of pre-tax charges ($64 million after-tax), attributable to losses in connection with the sale of the Company’s non-strategic investments, which are expected to be partially offset by pre-tax gains of approximately $30 million ($20 million after-tax) when the transactions are completed in the second half of the year;

•	$21 million of pre-tax charges ($15 million after-tax), associated with the Company’s ongoing expense and head count reduction initiatives; and
•	$135 million of pre-tax amortization expense ($108 million after-tax).

Adjusted net income for the quarter, excluding these amounts, was $304 million, or $0.20 per share.

Reported net income for the second quarter of 2007 was $115 million, or $0.08 per share.  Reported results for the second quarter of 2007 included acquisition-related charges and amortization expense (after-tax) of $127 million, or approximately $0.08 per share.  Adjusted net income for the second quarter of 2007, excluding these charges, was $242 million, or $0.16 per share.

Guidance for Third Quarter 2008

The Company estimates net sales for the third quarter of 2008 of between $1.950 billion and $2.060 billion.  Adjusted net income, excluding acquisition-, divestiture-, litigation- and restructuring-related charges and amortization expense, is estimated to range between $0.14 and $0.19 per share.  The Company estimates reported net income on a GAAP basis of between $0.18 and $0.23 per share.  Included in the Company’s estimated reported net income on a GAAP basis is approximately $0.12 per share of gains associated with the receipt of an acquisition-related milestone payment, $0.01 per share of expected gains related to the sale of the Company’s non-strategic investments, $0.02 per share of restructuring-related costs and $0.07 per share of amortization expense.

Boston Scientific management will be discussing these results with analysts on a conference call at 8:30 a.m. (ET) Tuesday, July 22, 2008. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com.  Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, our programs to increase shareholder value, new product approvals, acquisitions and divestitures, our growth strategy, market recovery and our market position.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company's use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30,
In millions, except per share data	2008	2007

Net sales	$2,024	$2,071
Cost of products sold	604	563
Gross profit	1,420	1,508

Operating expenses
Selling, general and administrative expenses	655	752
Research and development expenses	253	275
Royalty expense	48	51
Amortization expense	135	158
Purchased research and development	16	(8)
Restructuring charges	10
	1,117	1,228

Operating income	303	280

Other income (expense):
Interest expense	(118)	(146)
Other, net	(85)	(8)

Income before income taxes	100	126
Income tax expense	2	11
Net income	$98	$115

Net income per common share - assuming dilution	$0.07	$0.08

Weighted average shares outstanding - assuming dilution	1,505.2	1,499.9

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$98	$0.07	$115	$0.08
Non-GAAP adjustments:
Acquisition-related charges	19	0.01	2	—
Divestiture-related losses	64	0.04
Restructuring-related charges	15	0.01
Amortization expense	108	0.07	125	0.08
Adjusted results	$304	$0.20	$242	$0.16

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Acquisition-related charges:
Purchased research and development	$16	$(8)
Integration costs (a)		12
	16	4
Income tax expense (benefit) (d)	3	(2)
Acquisition-related charges, net of tax	$19	$2

Divestiture-related losses:
Loss on sale of non-strategic investments (b)	$96
Income tax benefit (d)	(32)
Divestiture-related losses, net of tax	$64

Restructuring-related charges:
Restructuring-related charges (c)	$21
Income tax benefit (d)	(6)
Restructuring-related charges, net of tax	$15

Amortization expense:
Amortization expense	$135	$158
Income tax benefit (d)	(27)	(33)
Amortization expense, net of tax	$108	$125

(a) Recorded expenses of $8 million to selling, general and administrative expenses, $2 million to cost of products sold, and $2 million to research and development expenses.

(b) Recorded to other, net.

(c) Recorded $10 million to restructuring charges, $6 million to selling, general and administrative expenses, $3 million to cost of products sold, and $2 million to research and development expenses.

(d) Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods."

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30,
In millions, except per share data	2008	2007

Net sales	$4,071	$4,157
Cost of products sold	1,185	1,131
Gross profit	2,886	3,026

Operating expenses
Selling, general and administrative expenses	1,315	1,487
Research and development expenses	497	564
Royalty expense	94	103
Amortization expense	279	312
Purchased research and development	29	(3)
Restructuring charges	39
Gain on divestitures	(250)
	2,003	2,463

Operating income	883	563

Other income (expense):
Interest expense	(249)	(287)
Other, net	(72)	10

Income before income taxes	562	286
Income tax expense	142	51
Net income	$420	$235

Net income per common share - assuming dilution	$0.28	$0.16

Weighted average shares outstanding - assuming dilution	1,502.6	1,498.9

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$420	$0.28	$235	$0.16
Non-GAAP adjustments:
Acquisition-related charges	27	0.02	22	0.01
Divestiture-related gains	(51)	(0.04)
Restructuring-related charges	47	0.03
Amortization expense	218	0.15	247	0.17
Adjusted results	$661	$0.44	$504	$0.34

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Acquisition-related charges:
Purchased research and development	$29	$(3)
Integration costs (a)		24
Fair-value adjustment for the sharing of proceeds feature of the Abbott stock purchase (b)		8
	29	29
Income tax benefit (d)	(2)	(7)
Acquisition-related charges, net of tax	$27	$22

Divestiture-related gains:
Gain on divestitures	$(250)
Loss on sale of non-strategic investments (b)	96
	(154)
Income tax expense (d)	103
Divestiture-related gains, net of tax	$(51)

Restructuring-related charges:
Restructuring-related charges (c)	$65
Income tax benefit (d)	(18)
Restructuring-related charges, net of tax	$47

Amortization expense:
Amortization expense	$279	$312
Income tax benefit (d)	(61)	(65)
Amortization expense, net of tax	$218	$247

(a) Recorded expenses of $17 million to selling, general and administrative expenses, $4 million to cost of products sold, and $3 million to research and development expenses.

(b) Recorded to other, net.

(c) Recorded $39 million to restructuring charges, $15 million to selling, general and administrative expenses, $7 million to cost of products sold, and $4 million to research and development expenses.

(d) Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods."

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
In millions	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,616	$1,452
Trade accounts receivable, net	1,416	1,502
Inventories	812	725
Deferred income taxes	931	679
Assets held for sale		1,099
Other current assets	393	464
Total current assets	5,168	5,921

Property, plant and equipment, net	1,738	1,735
Investments	122	317
Other assets	113	157
Intangible assets, net	22,760	23,067
	$29,901	$31,197

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings due within one year	$271	$256
Accounts payable and accrued expenses	2,421	2,680
Liabilities associated with assets held for sale		39
Other current liabilities	343	275
Total current liabilities	3,035	3,250

Long-term debt	7,014	7,933
Deferred income taxes	2,252	2,284
Other long-term liabilities	1,965	2,633

Stockholders' equity	15,635	15,097
	$29,901	$31,197

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

	Three Months Ended
	June 30,		Change
			As Reported	Constant
			Currency	Currency
In millions	2008	2007	Basis	Basis

DOMESTIC	$1,088	$1,118	(3%)	(3%)

EMEA	531	457	16%	3%
INTER-CONTINENTAL	386	357	8%	(3%)
INTERNATIONAL	917	814	13%	0%

DIVESTED BUSINESSES	19	139	N/A	N/A

WORLDWIDE	$2,024	$2,071	(2%)	(7%)

	Three Months Ended
	June 30,		Change
			As Reported	Constant
			Currency	Currency
In millions	2008	2007	Basis	Basis

INTERVENTIONAL CARDIOLOGY	$707	$741	(5%)	(11%)
PERIPHERAL INTERVENTION	154	153	0%	(4%)
CARDIOVASCULAR	861	894	(4%)	(9%)

NEUROVASCULAR	92	88	4%	(5%)
PERIPHERAL EMBOLIZATION	23	25	(2%)	(8%)
NEUROVASCULAR	115	113	2%	(5%)

CARDIAC RHYTHM MANAGEMENT	578	524	10%	5%
ELECTROPHYSIOLOGY	38	36	5%	1%
CARDIAC RHYTHM MANAGEMENT	616	560	10%	5%

ENDOSCOPY	243	214	13%	7%
UROLOGY	109	100	9%	7%
ENDOSURGERY	352	314	12%	7%

NEUROMODULATION	61	51	20%	19%

DIVESTED BUSINESSES	19	139	N/A	N/A

WORLDWIDE	$2,024	$2,071	(2%)	(7%)

Growth rates are based on actual, non-rounded amounts.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

	Six Months Ended
	June 30,		Change
			As Reported	Constant
			Currency	Currency
In millions	2008	2007	Basis	Basis

DOMESTIC	$2,205	$2,287	(4%)	(4%)

EMEA	1,039	926	12%	(1%)
INTER-CONTINENTAL	776	670	16%	4%
INTERNATIONAL	1,815	1,596	14%	1%

DIVESTED BUSINESSES	51	274	N/A	N/A

WORLDWIDE	$4,071	$4,157	(2%)	(7%)

	Six Months Ended
	June 30,		Change
			As Reported	Constant
			Currency	Currency
In millions	2008	2007	Basis	Basis

INTERVENTIONAL CARDIOLOGY	$1,463	$1,518	(4%)	(9%)
PERIPHERAL INTERVENTION	309	299	3%	(2%)
CARDIOVASCULAR	1,772	1,817	(2%)	(8%)

NEUROVASCULAR	184	179	3%	(5%)
PERIPHERAL EMBOLIZATION	46	46	0%	(6%)
NEUROVASCULAR	230	225	2%	(5%)

CARDIAC RHYTHM MANAGEMENT	1,143	1,062	8%	3%
ELECTROPHYSIOLOGY	76	73	5%	2%
CARDIAC RHYTHM MANAGEMENT	1,219	1,135	7%	3%

ENDOSCOPY	472	420	12%	6%
UROLOGY	209	195	7%	5%
ENDOSURGERY	681	615	11%	6%

NEUROMODULATION	118	91	29%	28%

DIVESTED BUSINESSES	51	274	N/A	N/A

WORLDWIDE	$4,071	$4,157	(2%)	(7%)

Growth rates are based on actual, non-rounded amounts.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q2 2008 Net Sales as compared to Q2 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

DOMESTIC	$(30)	$(30)	$—

EMEA	74	12	62
INTER-CONTINENTAL	29	(12)	41
INTERNATIONAL	103	—	103

DIVESTED BUSINESSES	(120)	(122)	2

WORLDWIDE	$(47)	$(152)	$105

Q2 2008 Net Sales as compared to Q2 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

INTERVENTIONAL CARDIOLOGY	$(34)	$(77)	$43
PERIPHERAL INTERVENTIONS	1	(6)	7
CARDIOVASCULAR	(33)	(83)	50

NEUROVASCULAR	4	(3)	7
PERIPHERAL EMBOLIZATION	(2)	(4)	2
NEUROVASCULAR	2	(7)	9

CARDIAC RHYTHM MANAGEMENT	54	28	26
ELECTROPHYSIOLOGY	2	1	1
CARDIAC RHYTHM MANAGEMENT	56	29	27

ENDOSCOPY	29	15	14
UROLOGY	9	6	3
ENDOSURGERY	38	21	17

NEUROMODULATION	10	10	—

DIVESTED BUSINESSES	(120)	(122)	2

WORLDWIDE	$(47)	$(152)	$105

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS

	Q2 2008 YTD Net Sales as compared to Q2 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

DOMESTIC	$(82)	$(82)	$—

EMEA	113	(4)	117
INTER-CONTINENTAL	106	23	83
INTERNATIONAL	219	19	200

DIVESTED BUSINESSES	(223)	(227)	4

WORLDWIDE	$(86)	$(290)	$204

	Q2 2008 YTD Net Sales as compared to Q2 2007
	Change		Estimated Impact
In millions	As Reported Currency Basis	Constant Currency Basis	of Foreign Currency

INTERVENTIONAL CARDIOLOGY	$(55)	$(137)	$82
PERIPHERAL INTERVENTIONS	10	(6)	16
CARDIOVASCULAR	(45)	(143)	98

NEUROVASCULAR	5	(9)	14
PERIPHERAL EMBOLIZATION	—	(3)	3
NEUROVASCULAR	5	(12)	17

CARDIAC RHYTHM MANAGEMENT	81	30	51
ELECTROPHYSIOLOGY	3	1	2
CARDIAC RHYTHM MANAGEMENT	84	31	53

ENDOSCOPY	52	25	27
UROLOGY	14	9	5
ENDOSURGERY	66	34	32

NEUROMODULATION	27	27	—

DIVESTED BUSINESSES	(223)	(227)	4

WORLDWIDE	$(86)	$(290)	$204

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q3 2008 Estimate	Q3 2008 Estimate
	(Low)	(High)
GAAP results	$0.18	$0.23

Estimated acquisition-related gains	(0.12)	(0.12)
Estimated divestiture-related gains	(0.01)	(0.01)
Estimated restructuring-related charges	0.02	0.02
Estimated amortization expense	0.07	0.07

Adjusted results	$0.14	$0.19

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three and six month periods ending June 30, 2008 and June 30, 2007 and for the forecasted three month period ending September 30, 2008, as well as reasons for excluding each of these individual items:

•
Acquisition-related (gains) charges - These adjustments consist of purchased research and development, integration costs associated with the Company’s acquisition of Guidant, a fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase, and a gain associated with the receipt of an acquisition-related milestone payment. Purchased research and development is a highly variable charge based on valuation assumptions. Management removes the impact of purchased research and development from the Company's operating results to assist in assessing the Company's operating performance and cash generated from operations.  The integration costs associated with the Company’s acquisition of Guidant do not reflect expected on-going future operating expenses. The fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase is a non-cash adjustment and is not indicative of the Company's on-going operations. The gain on the acquisition-related milestone payment, recorded in the third quarter of 2008, is not indicative of future operating performance and will not be used by management in assessing the Company’s operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Divestiture-related (gains) losses – These amounts represent gains and losses that the Company recognized related to the sale of non-strategic assets, including the sale of certain businesses, development programs and non-strategic investments. The sale and transfer of these non-strategic assets are expected to be substantially completed during 2008. These gains and losses are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Restructuring-related charges – These adjustments primarily represent employee-related termination benefits, employee-related retention costs, asset write-downs and other costs associated with the Company’s restructuring initiatives. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, and are also excluded from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance, including the Company's operating segments' measure of profit and loss, and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

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Items such as purchased research and development, divestiture-related gains and losses, and the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

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Items such as Guidant integration costs and restructuring-related expenses that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

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Items such as amortization of purchased intangible assets, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets over time. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

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Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to assess and measure such performance.